UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2023

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

255 Alhambra Circle, Suite 435

Coral Gables, FL 33134

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(305) 764-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, Robert Nichols, Executive Vice Chairman, and Division President of Asset Management of AerSale Corporation (the “Company”) and employee member of the Board of Directors of the Company (the “Board”), notified the Company of his decision to retire from his position as Vice Chairman, and Division President of Asset Management of the Company effective December 31, 2023, however, as approved by the Board upon recommendation from the Board’s Nominating and Corporate Governance Committee, Mr. Nichols will remain on the Board as a compensated non-employee director as of January 1, 2024. At the current time, it is not anticipated that Mr. Nichols will serve on any committees of the Board.

There are no arrangements or understandings that exist between Mr. Nichols and any other persons pursuant to which he was selected as a director. In addition, there are no transactions between Mr. Nichols and the Company that would be reportable under Item 404(a) of Regulation S-K.

In connection with his continued service on the Board as a compensated non-employee director, Mr. Nichols will participate in the Company’s Second Amended and Restated Non-Employee Director Compensation Policy (the “Plan”). Under the terms of the Plan, non-employee directors receive (i) an annual cash retainer of $75,000 for service on the Board, and (ii) an annual grant of restricted stock units (the “Annual Award”) with an aggregate fair value equal to $125,000 (as determined in accordance with FASB Accounting Codification Topic 718). The Annual Award will generally vest on the first anniversary from the grant date and convert into one share of common stock of the Company for each restricted stock unit, subject to the director’s continued service through the applicable vesting date.

Item 8.01. Other Events

On November 22, 2023, the Company issued a press release announcing Mr. Nichols retirement from the Company and confirmation to remaining on the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of AerSale Corporation, dated November 22, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: November 22, 2023	By:	/s/ James Fry
	Name:	James Fry
	Title:	Executive Vice President, General Counsel & Corporate Secretary